Exhibit 99.1

PSIVIDA CORP. STRENGTHENS BOARD OF DIRECTORS WITH LEADING OPHTHALMOLOGIST

WATERTOWN, MA – September 27, 2016 – pSivida Corp. (NASDAQ: PSDV, ASX: PVA), a leader in the development of sustained release drug delivery products for treating eye diseases, today announced the appointment of Jay S. Duker, M.D, to the Company’s Board of Directors. Dr. Duker is the Director of the New England Eye Center and Professor and Chairman of Ophthalmology at the Tufts Medical Center and the Tufts University School of Medicine.

“Dr. Jay Duker is a recognized international expert in the treatment of diseases of the back of the eye,” said David J. Mazzo, Ph.D., Chairman of pSivida’s Board of Directors. “Dr. Duker’s unique combination of academic, research and clinical experience with ophthalmic disease will be a significant asset to pSivida. His contributions will be invaluable and I, along with the other Directors, look forward to working with him to advance our Company to the next level of success.”

As chairman of ophthalmology for Tufts Medical Center, Dr. Duker is responsible for managing the hospital’s clinical ophthalmology practice. His role as chairman of ophthalmology for Tufts University School of Medicine encompasses leading the academic mission of the school, educating medical students, residents, fellows and practicing eye-care providers in ophthalmology and conducting ophthalmic research. As the Director of the New England Eye Center, he leads an academic, multi-specialty eye care group with 35 ophthalmologists and nearly 200 employees.

“Dr. Duker’s well-earned reputation among the ophthalmologist community combined with his scientific experience in eye diseases and corporate success bring a unique blend of science and business acumen to the pSivida board,” commented Nancy Lurker, President and Chief Executive Officer. “His addition further strengthens the Board’s capabilities and I’m excited to work alongside him to execute our business plan.”

In his clinical practice, Dr. Duker treats diseases of the posterior segment of the eye including age-related macular degeneration (AMD), diabetic retinopathy, posterior segment uveitis and retinal vascular diseases as well as rare retinal disorders. His principal research interests include retinal vascular disease, drug delivery to the eye, posterior uveitis and novel imaging techniques for the posterior segment. He has published nearly 200 peer-reviewed journal articles and authored four books on ophthalmology including a best-selling textbook. Dr. Duker serves on the editorial board of three ophthalmic journals. He is a graduate of Harvard University and Jefferson Medical College.

Dr. Duker is also a director of Eleven Biotherapeutics, a biopharmaceutical company discovering and developing protein therapeutics to treat diseases of the eye, and a co-founder and Director of Hemera Biosciences, a privately held company seeking to develop anti-complement gene based therapies for the treatment of dry and wet age related macular degeneration.

About pSivida Corp. pSivida Corp. (www.psivida.com), headquartered in Watertown, MA, is a leader in the development of sustained release, drug delivery products for treating eye diseases. pSivida has developed three of only four FDA-approved sustained-release treatments for back-of-the-eye diseases. The most recent, ILUVIEN®, a micro-insert for diabetic macular edema, licensed to Alimera Sciences, is currently sold in the U.S. and three EU countries. Retisert®, an implant for posterior uveitis, is licensed to and sold by Bausch & Lomb. pSivida’s lead product candidate, Medidur™, a micro-insert for posterior uveitis being independently developed, is currently in pivotal Phase 3 clinical trials. pSivida’s pre-clinical development program is focused on using its core platform technologies Durasert™ and Tethadur™ to deliver drugs and biologics to treat wet and dry age-related macular degeneration, glaucoma, osteoarthritis and other diseases. To learn more about pSivida please visit www.psivida.com and connect on Twitter, LinkedIn, Facebook and Google+.

SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: Various statements made in this release are forward-looking, and are inherently subject to risks, uncertainties and potentially inaccurate assumptions. All statements that address activities, events or developments that we intend, expect or believe may occur in the future are forward-looking statements. Some of the factors that could cause actual results to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements include uncertainties with respect to: our ability to obtain needed capital; our ability to achieve profitable operations; potential declines in Retisert royalties; fluctuations in our operating results; further impairment of our intangible assets; our ability to obtain marketing approvals for and successfully commercialize Medidur for posterior segment uveitis; performance by CROs, vendors and investigators; timing of filing marketing approval applications for Medidur; acceptability of data to be filed in support of Medidur marketing applications; maintenance of orphan designation for Medidur, potential off-label sales of ILUVIEN for posterior segment uveitis; successful commercialization of, and receipt of revenues from, ILUVIEN for DME; Alimera’s ability to continue as a going concern; the effect of pricing and reimbursement decisions on sales of ILUVIEN for DME; consequences of fluocinolone acetonide side effects; outcome of dispute with Alimera on commercialization expenses; any exercise by Pfizer of its option with respect to the latanoprost product; our ability to develop Tethadur to successfully deliver large biologic molecules and develop products using it; efficacy and future development of severe OA implant by us; our ability to successfully develop product candidates, initiate and complete clinical trials and receive regulatory approvals; our ability to market and sell products; the success of current and future license agreements; termination or breach of current license agreements; effects of competition and other developments affecting sales of products; market acceptance of products; effects of guidelines, recommendations and studies; protection of intellectual property and avoiding intellectual property infringement; retention of key personnel; product liability; industry consolidation; compliance with environmental laws; manufacturing risks; risks and costs of international business operations; effects of potential U.K. exit from the EU; legislative or regulatory changes; volatility of stock price; possible dilution; absence of dividends; and other factors described in our filings with the SEC. You should read and interpret any forward-looking statements in light of these risks. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. We do not undertake any obligation to publicly update or revise our forward-looking statements even if experience or future changes makes it clear that any projected results expressed or implied in such statements will not be realized.

Contact:

EVC Group

Michael Polyviou/Doug Sherk – Investors

mpolyviou@evcgroup.com; dsherk@evcgroup.com

212.850.6020; 415.652.9100